                                                                 Exhibit 4(qqqq)

                              --------------------

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                          Dated as of December 3, 1998

                              --------------------

                                Table of Contents

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                                                                            Page
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                                   ARTICLE I.
                          FORMATION OF THE PARTNERSHIP

Section 1.01.  Name...........................................................1
Section 1.02.  Business of the Partnership....................................1
Section 1.03.  Term...........................................................2
Section 1.04.  Registered Agent and Office....................................2
Section 1.05.  Principal Place of Business....................................2
Section 1.06.  Name and Business Address of General Partner...................2
Section 1.07.  Admission of Initial Partners..................................2
Section 1.08.  Additional Partners............................................3

                                   ARTICLE II.
                                  DEFINED TERMS

Section 2.01.  Definitions....................................................3

                                  ARTICLE III.
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.01.  Capital Contributions..........................................4
Section 3.02.  Capital Accounts...............................................5
Section 3.03.  Interest on Capital Contributions..............................5
Section 3.04.  Withdrawal and Return of Capital Contributions.................5

                                   ARTICLE IV.
                           ALLOCATIONS; DISTRIBUTIONS

Section 4.01.  Allocations of Profits and Losses..............................5
Section 4.02.  Distributions..................................................5

                                   ARTICLE V.
                    POWERS, RIGHTS AND DUTIES OF THE PARTNERS

Section 5.01.  General Partner................................................6
Section 5.02.  Limited Partners...............................................6
Section 5.03.  Liability......................................................6

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
                                   ARTICLE VI.
                                  MISCELLANEOUS

Section 6.01.  Expenses.......................................................7
Section 6.02.  Transfer of Interests..........................................7
Section 6.03.  Dissolution of the Partnership.................................8
Section 6.04.  Distribution in Liquidation....................................9
Section 6.05.  Termination....................................................9
Section 6.06.  Rights of Limited Partners.....................................9
Section 6.07.  Amendments.....................................................9
Section 6.08.  Amendment of Certificate......................................10
Section 6.09.  Notices.......................................................10
Section 6.10.  Entire Agreement..............................................11
Section 6.11.  Governing Law.................................................11
Section 6.12.  Effect........................................................11
Section 6.13.  Pronouns and Number...........................................11
Section 6.14.  Captions and Headings.........................................11
Section 6.15.  Partial Enforceability........................................11
Section 6.16.  Counterparts..................................................12


            AGREEMENT OF LIMITED PARTNERSHIP of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership"), dated as of December 3, 1998, among Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), as the general partner, and Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner (the "Initial Limited Partner").

            WHEREAS, the Certificate of Limited Partnership of the Partnership substantially in the form of Annex A was filed with the Office of the Secretary of State of the State of Delaware on December 3, 1998;

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                          FORMATION OF THE PARTNERSHIP

      Section 1.01. Name.

            The name of the Partnership is "Merrill Lynch Preferred Funding VI, L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners. The Partnership business may be conducted under the name of the Partnership or any other name deemed advisable by the General Partner.

      Section 1.02. Business of the Partnership.

            The sole purpose of the Partnership is (a) to issue partnership interests in the Partnership, including, without limitation, preferred securities (the "Partnership Preferred Securities") and to use the proceeds thereof to purchase, from time to time, (i) certain eligible debt investment instruments of the Company and its eligible controlled affiliates and (ii) to a limited extent, certain eligible debt securities of entities not affiliated with the Company and (b) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable to carry out the foregoing purpose of the Partnership.

      Section 1.03. Term.

            The term of the Partnership shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until the Partnership is dissolved in accordance with the provisions of this Agreement.

      Section 1.04. Registered Agent and Office.

            The Partnership's registered office, and the name and address of the registered agent for service of process, in the State of Delaware shall be CT Corporation, Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

      Section 1.05. Principal Place of Business.

            The principal place of business of the Partnership shall be: c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. Upon ten days written notice to the Limited Partners, the General Partner may change the location of the Partnership's principal place of business.

      Section 1.06. Name and Business Address of General Partner.

            The name and address of the General Partner are as follows:

                      Merrill Lynch & Co., Inc.
                      World Financial Center, North Tower
                      250 Vesey Street
                      New York, New York 10281

The General Partner may change its name or business address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

      Section 1.07. Admission of Initial Partners.

            The Company and the Initial Limited Partner shall be deemed admitted to the Partnership as general partner and limited partner, respectively, upon the formation of the Partnership.

      Section 1.08. Additional Partners.

            (a) The General Partner may admit additional Limited Partners. Upon the admission of any additional Limited Partner, the Initial Limited Partner


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

shall withdraw from the Partnership and shall be entitled to receive forthwith the return of its capital contribution, without interest or deduction.

            (b) The Partnership shall continue as a limited partnership under the Act (as defined herein) after the admission of any additional Limited Partner pursuant to this Section 1.8.

            (c) The admission of additional Limited Partners pursuant to this
Section 1.8 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of a certificate of amendment in the Office of the Secretary of State of the State of Delaware.

                                  ARTICLE II.
                                 DEFINED TERMS

      Section 2.01. Definitions.

            Unless the context otherwise requires, the terms defined in this
Article II shall, for the purposes of this Agreement, have the meanings herein specified.

            "Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended from time to time.

            "Agreement" means this Agreement of Limited Partnership of the Partnership, as amended, modified, supplemented or restated from time to time.

            "Capital Account" has the meaning set forth in Section 3.2.

            "Certificate" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on December 3, 1998 and any and all amendments thereto and restatements thereof.

            "Company" has the meaning set forth in the forepart of this Agreement.

            "Fiscal Year" means (i) the period commencing upon the formation of the Partnership and ending on the last Friday in December, 1998 and (ii) any subsequent period commencing on the day immediately succeeding the last Friday in December of a calendar year and ending on the last Friday in December of the immediately succeeding calendar year.

            "General Partner" means the Company, in its capacity as general partner of the Partnership, and any additional or successor general partner of the Partnership admitted as a general partner of the Partnership pursuant to this Agreement.

            "Initial Limited Partner" means Merrill Lynch Group, Inc., a Delaware corporation.

            "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

            "Limited Partner" means any Person who is admitted to the Partnership as a limited partner of the Partnership pursuant to the terms of this Agreement, in each such Person's capacity as a limited partner of the Partnership.

            "Partners" means the General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used.

            "Partnership" means the limited partnership formed under and pursuant to the Act and this Agreement.

            "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Internal Revenue Code of 1986, as amended, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                  ARTICLE III.
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

      Section 3.01. Capital Contributions.

            (a) The General Partner has contributed an aggregate of $15.00 to the capital of the Partnership, which amount is equal to at least 15% of the total capital contributions to the Partnership on the date hereof, after taking into account the contribution of the Initial Limited Partner referred to in paragraph (b) of this Section 3.1. The General Partner shall from time to time make such additional capital contributions as are necessary to maintain its Capital Account balance at least equal to 10% of the aggregate positive Capital Account balances of all Partners.

            (b) The Initial Limited Partner has contributed the amount of $85.00 to the capital of the Partnership. The Initial Limited Partner is not required to make any additional capital contributions to the Partnership.

      Section 3.02. Capital Accounts.

            An individual capital account (a "Capital Account") shall be established and maintained on the books of the Partnership for each Partner in compliance with Treasury Regulation (Sec.)1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be credited with the capital contributions made and the profits allocated to such Partner (or predecessor in interest) and debited by the distributions made and losses allocated to such Partner (or predecessor in interest).

      Section 3.03. Interest on Capital Contributions.

            No Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

      Section 3.04. Withdrawal and Return of Capital Contributions.

            No Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership or to receive any distributions from the Partnership, except as provided in this Agreement.

                                  ARTICLE IV.
                           ALLOCATIONS; DISTRIBUTIONS

      Section 4.01. Allocations of Profits and Losses.

            The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the Partners.

      Section 4.02. Distributions.

            At the time determined by the General Partner, but at least once during each Fiscal Year, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the Partners in the same proportion as their then Capital Account balances.

                                   ARTICLE V.
                    POWERS, RIGHTS AND DUTIES OF THE PARTNERS

      Section 5.01. General Partner.

            (a) The General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no Person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

            (b) The General Partner shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

      Section 5.02. Limited Partners.

            (a) The Limited Partners shall not participate in the management or control of the Partnership's business, property or other assets nor shall the Limited Partners transact any business for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner.

            (b) Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

      Section 5.03. Liability.

            Except as expressly set forth in this Agreement, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and (c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution or otherwise. Other than as expressly provided in this Agreement or under the Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership. Otherwise, the General Partner shall be liable to an unlimited extent for the debts and other obligations of the Partnership.

                                  ARTICLE VI.
                                  MISCELLANEOUS

      Section 6.01. Expenses.

            (a) The General Partner shall pay for all costs and expenses of the Partnership (including, but not limited to, costs and expenses relating to the organization of, and offering of limited partner interests in, the Partnership and costs and expenses relating to the operation of the Partnership, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services and computing or accounting equipment, paying agent(s) or registrar(s), transfer agent(s), duplicating, travel and telephone and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets).

            (b) The General Partner will pay any and all taxes (other than United States withholding taxes) and all liabilities, costs and expenses with respect to such taxes of the Partnership.

      Section 6.02. Transfer of Interests.

            (a) The General Partner may not assign its interest in the Partnership in whole or in part under any circumstances except to a successor of the General Partner. The admission of such successor as a general partner of the Partnership shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware which indicates that such successor has been admitted as a general partner in the Partnership. If the General Partner assigns its entire Interest to a successor of the General Partner, the General Partner shall cease to be a general partner in the Partnership simultaneously with the admission of the successor as a general partner in the Partnership. Any such successor general partner in the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution.

            (b) A Limited Partner may assign all or any part of his or its partnership interest only with the consent of the General Partner. A Limited Partner has no right to grant an assignee of his or its partnership interest the right to become a substituted Limited Partner.

      Section 6.03. Dissolution of the Partnership.

            (a) The Partnership shall not be dissolved by the admission of additional or successor Partners in accordance with the terms of this Agreement. The death, withdrawal, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event which terminates the Interest of a Limited Partner in the Partnership, shall not, in and of itself, cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of such event, the General Partner may, without any further act, vote or approval of any Partner, admit any Person to the Partnership as an additional or substitute limited partner in the Partnership, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

            (b) The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

            (i) The expiration of the term of the Partnership, as provided in
      Section 1.3 hereof,

            (ii) Upon the bankruptcy of the General Partner;

            (iii) Upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with
      Section 6.2(a), or the filing of a certificate of dissolution or its equivalent, with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the business of the Partnership is continued in accordance with the Act (any remaining general partner of the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution);

            (iv) upon the entry of a decree of judicial dissolution under
      Section 17-802 of the Act; or

            (v) upon the written consent of all Partners.

      Section 6.04. Distribution in Liquidation.

            Upon the winding up of the Partnership, the assets of the Partnership shall be distributed in the following order of priority:

            (i) to creditors of the Partnership, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and

            (ii) to the Partners in proportion to such Partners' positive Capital Account balances.

      Section 6.05. Termination.

            The Partnership shall terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed in accordance with Section 6.4, and the General Partner has executed and caused to be filed a certificate of cancellation of the Certificate.

      Section 6.06. Rights of Limited Partners.

            Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including return thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

      Section 6.07. Amendments.

            Except as otherwise provided in this Agreement, this Agreement shall be amended by, and only by, a written instrument executed by the General Partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Partnership to be treated as anything other than a partnership for purposes of United States income taxation.

      Section 6.08. Amendment of Certificate.

            In the event this Agreement shall be amended pursuant to Section 6.7, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

      Section 6.09. Notices.

            All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

            (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                  Merrill Lynch Preferred Funding VI, L.P.
                  c/o Merrill Lynch & Co., Inc.
                  World Financial Center, North Tower
                  250 Vesey Street
                  New York, New York 10281
                  Attention: Treasurer

            (b) if given to the General Partner, at its mailing address set forth below:

                  Merrill Lynch & Co., Inc.
                  World Financial Center, North Tower
                  250 Vesey Street
                  New York, New York 10281
                  Attention: Treasurer

            (c) if given to any other Partner, at the address set forth on the books and records of the Partnership.

            All such notices shall be deemed to have been given, in the case of the Partnership or the General Partners, when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid.

      Section 6.10. Entire Agreement.

            This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

      Section 6.11. Governing Law.

            This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      Section 6.12. Effect.

            Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

      Section 6.13. Pronouns and Number.

            Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

      Section 6.14. Captions and Headings.

            Captions and headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

      Section 6.15. Partial Enforceability.

            If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

      Section 6.16. Counterparts.

            This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

                                    General Partner:

                                    Merrill Lynch & Co., Inc.,
                                    a Delaware corporation

                                    By: /s/ Theresa Lang
                                        ----------------------------
                                        Name:  Theresa Lang
                                        Title: Senior Vice President
                                               and Treasurer


                                    Initial Limited Partner:

                                    Merrill Lynch Group, Inc.,
                                    a Delaware corporation

                                    By: /s/ Theresa Lang
                                        ----------------------------
                                        Name:  Theresa Lang
                                        Title: President

                                                                         Annex A

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    MERRILL LYNCH PREFERRED FUNDING VI, L.P.

            This Certificate of Limited Partnership of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership"), dated as of December 3, 1998, is being duly executed and filed by Merrill Lynch & Co., Inc., a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C.ss.17-101, et seq.).

            (a) Name. The name of the limited partnership formed hereby is Merrill Lynch Preferred Funding VI, L.P.

            (b) Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

            (c) Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


            (d) General Partner. The name and the business mailing address of the sole general partner of the Partnership is: Merrill Lynch & Co., Inc., a Delaware corporation, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

                                        Merrill Lynch & Co., Inc.,
                                        as sole general partner

                                        By: : /s/ Theresa Lang
                                              -----------------------
                                        Name:  Theresa Lang
                                        Title: Senior Vice President
                                               and Treasurer